Vermont Economic Development Authority
58 East State Street
Montpelier, VT 05602

August 25, 1998

Robert Britt, Chief Financial Officer
Green Mountain Coffee Roasters
33 Coffee Lane
Waterbury, VT 05676-1529

RE: Vermont Economic Development Authority Loan - Covenant Amendment

Dear Bob:

Jo Bradley has referred your August 14, 1998 letter to me, in which you request a change to Section 14(e) of the August 11. 1993 Loan Agreement between VEDA and GMCR concerning the company's ability to make loans to its stockholders/officers/directors. After reviewing your letter and the recent financial performance and condition of GMCR, as well as GMCR's fine loan history with VEDA, the Authority hereby agrees to amend the Loan Agreement for the fiscal year ending September 26, 1998 and thereafter to eliminate Section 14(e). Hopefully this will provide the company and certain of its key employees with additional financial flexibility to manage their affairs.

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Steven J. Greenfield
Deputy Manager